PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated ____________________

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Legion Works Inc

4275 Executive Square, Suite 200, La Jolla, CA

92037

(619) 452-1542

57,000,000 Units

Minimum Investment: 2,000 Units ($1,000.00)

Maximum Offering: 49,875,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 13 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

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THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company (2)
Units, each consisting of:	57,000,000	$0.50	(1)	$28,215,000
One Common Share	57,000,000	-
One-half of one Warrant	57,000,000	-
Common Shares underlying Warrants	28,500,000	$0.75	(1)	$21,161,250
Total Maximum Offering (3)		$49,875,000	(1)	$49,376,250

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(1) The Company shall pay Dalmore Group, LLC a broker-dealer services fee equivalent to 1% on funds raised in the Offering. Dalmore Group, LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees. See “PLAN OF DISTRIBUTION.”

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $500,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to Dalmore Group, LLC or technology providers. The Company may engage the services of additional broker-dealers in connection with the offering, and if it does,  their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO COMPANY.”

(3) The Units, the Shares of Voting Common Stock and Warrants, of which the Units consist, and the underlying Warrant Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units, the Shares of Common Stock and Warrants of which the Units consist and the underlying Warrant Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. The Total Maximum Offering amounts include the aggregate price and future aggregate potential proceeds of $49,376,250 with respect to the Warrant Shares if all 57,000,000 Units are sold and all 28,500,000 Warrant Shares are sold upon exercise of the Warrants issued in the Offering.  The Shares in this Offering are subject to a right of first refusal. Until the Shares are listed on an exchange and made available for trading, no Shareholder shall sell, assign, pledge or in any manner transfer any of the Shares of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who then shall have the right to purchase the Shares from the Shareholder, subject to certain limitations. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Company’s Bylaws.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) and Warrants (“Warrants”) (collectively “Units”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Legion Works, Inc., a Delaware Corporation (“Legion Works” or the “Company”). There are 57,000,000 Shares of our Voting Common Stock being offered at a price of $0.50 per Share and one-half of one common Share (a “Warrant Share”) at an exercise price of $0.75 USD per Warrant Share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant. There is a minimum purchase of 2,000 Units per Investor. The Units will not be issued or certified. Instead, the Shares and the Warrants underlying the Units will be issued separately issued although they will have been purchased together in this Offering. The Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. See “Securities Being Offered” for a discussion of certain items required by Item 14 of Part II of Form 1-A. The Units are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Dalmore Group a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $49,875,000 (the “Maximum Offering”) . There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Units will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Units offered are sold within the allowed limits of the rules of Regulation A; or (ii) unless sooner terminated by the company’s CEO. Funds shall be deposited in a Company account that may be controlled by the Dalmore Group or the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company’s operating account where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular. Under the rules and provisions of the Regulation A of the Securities Act of 1933, the Offering may be qualified for one (1) year. At the end of this one-year qualification period, the Company may request that the SEC grant an additional qualification for an additional year in order to sell all of the Units offered herein.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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ABOUT THIS FORM 1-A AND OFFERING CIRCULAR

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

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IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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FORWARD LOOKING STATEMENT DISCLOSURE

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,070,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Business of the Company:

The Company operates as a software development and acquisition company. The Company’s operations, to date, have been limited to the development of its product offerings, engaging in “letters of intent” with potential acquisitions, and development of its business plan. The Company is currently building two business to business software products: Karma and FlarePulse. Karma is intended to be a  sales technology service that enables salespeople to score inbound sales leads and then immediately be able to connect with the highest potential leads via virtual phone calls.  Initial information on the intended business is available at https://www.usekarma.com/. The Company also intends to develop an e-commerce technology software called FlarePulse that enables e-commerce stores to quickly be able to upsell customers to other add-on items at the point of purchase.  The product’s website may be found at https://www.flarepulse.com/

The abovementioned products are currently in development. The Company will also look to acquire companies which are similar to the product offerings of the Company. To this end, the Company has entered into a “letter of intent” with Hello Bar, LLC. Much like the two SAAS products listed above, Hello Bar is a business to business software which provides announcements and other “website visitor conversion tools.” It is currently owned in part by the COO of the Company. Please see the risk factor entitled " The Company may engage in a software company acquisition with one or more target companies that have relationships with entities that may be affiliated with the Companies officers, directors or existing holders which may raise potential conflicts of interest.”

The Company is also in negotiations with four (4) other companies for acquisitions, but does not currently have any agreement with these entities.

Financial Summary

To date, the Company has commenced developing its products and negotiating “letters of intent” for certain acquisitions, but has not generated any revenues. The Company was organized on November 20, 2019. For the year ended December 31, 2019, the Company had $0 in revenues. As of December 31, 2019, the Company had $31,500 in assets which consisted of cash and prepaid expenses. As of December 31, 2019, the Company has recorded liability of $31,000 payable to the founders for certain syndication expenses paid during the period then ended. The payables do not have a written agreement and are not interest bearing. As of December 31, 2019, the Company had $500 in Stockholder’s Equity which is held by our officers and directors.

Employees

The Company has 4 officers and 2 directors. Three of the four officers work full-time for the Company while our COO is expected to work approximately 30 hours per week.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.50

Price Per Warrant:	$0.75 USD, subject to customary adjustments.

Maximum Offering:

• $49,875,000 The Company will not accept investments greater than the Maximum Offering amount.

• a maximum of 57,000,000 units (the “Units”) at an offering price of $0.50 USD per Unit, each Unit being comprised of:

• one common share in the capital of the Company, with no par value per share (a “Share” or “Voting Common Stock”); and

• one-half of one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $0.75 USD per share, subject to customary adjustments, over an 18-month exercise period following the date of issuance of the Warrant.

Maximum Shares Offered:	57,000,000 Shares of Voting Common Stock and 28,500,000 Voting Common Shares underlying Warrants

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 29 herein.

Voting Rights:

The Shares have 1 vote per share. See the description of the voting rights all the Company’s other classes of stock on page 67 herein. The Super Common Stock, which is held by our officers and directors, has 20 votes per shares, and thus, the Voting Common Stock has little voting rights compared to those voting rights of the holders of Super Voting Common Stock.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.

Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

Resale Restrictions/Right of First Refusal:

The Shares in this Offering are subject to a right of first refusal. Until the Shares are listed on an exchange and made available for trading, no Shareholder shall sell, assign, pledge or in any manner transfer any of the Shares of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who then shall have the right to purchase the Shares from the Shareholder, subject to certain limitations. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Company’s Bylaws.

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The Offering

Super Voting Common Stock Outstanding (1)	9,350,000
Voting Common Stock in this Offering (2)	57,000,000 Shares
Voting Common Stock Outstanding (3)	0 Shares
Voting Common Shares Underlying Warrants (4)	28,500,000 Shares
Total Stock to be outstanding after the Offering (5)	94,850,000 Shares

1. There are 2 classes of stock in the Company at present: Voting Common Stock and Super Common Stock. To date, 9,350,000 shares of Super Voting Common Stock have been issued to various shareholders in exchange for cash and services. It is expected that additional shares will be issued to various officers, directors, and other third-party services providers. There is currently no agreement for this issuance. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “Securities Being Offered” on page 43 below.

As of the date of this Offering Circular, the Company is controlled by a few shareholders which are generally controlled by our officers and directors.

2. The total number of Shares of Voting Common Stock (57,000,000) assumes that the maximum number of Units are sold in this offering.

3.Upon closing of the initial Offering, Units will be issued to investors that have subscribed to the Offering since the start of the qualification of the securities by the Securities Exchange Commission. These shares are considered issued for financial statement reporting purposes.

4. The Company is Offering one-half of one Warrant in this Offering.

5. Assumes the maximum amount of Voting Common Stock in Offering are sold and Warrants are exercised.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

The Company plans to begin sales immediately after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are currently not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

RISK FACTORS

The purchase of the Company’s Voting Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

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The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

RISKS RELATING TO THE COMPANY AND ITS BUSINESS

THE COMPANY HAS LIMITED OPERATING HISTORY

The Company has a short history of operations.  While the Company has been actively executing its business plan and is a) already in negotiations with a handful of companies it has identified as acquisition targets and b) in the process of building two of its own software products, there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated.  If the Company is unable to do so, shareholders may lose all or a substantial part of their investment.  There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

THE COMPANY HAS NOT GENERATED ANY REVENUES TO DATE

The Company recently commenced operations and has not generated any revenues to date. The Company is currently developing two software products and has letters of intent to acquire two other products from related entities, of which there is no guarantee. It is unknown when the Company will begin to generate revenues and also unknown as to when, if ever, the Company will generate a profit.

If the Company is unable to successfully develop or innovate for existing or future products and services, the revenue growth rate and profits may be reduced or prospects thereof severely diminished.

To successfully develop and grow the proposed business, the Company must develop and distribute products and services to market on schedule and in a profitable manner. Delays or failures in launch or distribute products and services could hurt the Company’s ability to meet growth objectives, which may affect the Company’s financial projections. The Company cannot guarantee that the services will be able to achieve its expansion goals or that the Company will be operated profitably. The Company’s ability to expand successfully will depend on a number of factors, many of which are beyond control. If the Company is unable to successfully develop or innovate for existing or future products and services, revenue growth rate and profits may be reduced. To successfully develop and grow the proposed business, the Company must develop, distribute and commercialize products and services, and bring products and services to market on schedule and in a profitable manner, as well as spend time and resources on the development of future products, services and business strategies that are complementary to products and services and business plan. Delays or failures in launch or distribute Company SAAS products and services could hurt the Company’s ability to meet the Company’s growth objectives, which may affect financial projections. Moreover, if the Company is unable to continually develop and evolve, the Company’s business strategy and launch additional products and services in the future, the business will be entirely dependent on the success of the products and services, whether they are acquired or developed within the Company, which could hurt the Company’s ability to meet objectives. The Company cannot guarantee that products and services or custom development services (or any future products or services the Company develop) will be able to achieve expansion goals or that products and services will be operated profitably. The ability to expand successfully will depend on a number of factors, many of which are beyond the Company’s control.

BECAUSE COMPETITION FOR THE COMPANY’S KEY EMPLOYEES IS INTENSE, THEY MAY NOT BE ABLE TO ATTRACT, RETAIN AND DEVELOP THE HIGHLY SKILLED EMPLOYEES THEY NEED TO SUPPORT THEIR PLANNED GROWTH.

Much of the Company’s future success depends on the continued service and availability of skilled personnel, including members of their executive team, and those in technical and other key positions. Experienced personnel in the software, mobile technologies, data science, data security, and software as a service industries are in high demand and competition for their talents is intense, especially in California, where the Company’s employees are located. Also, as the Company strives to continue to adapt to technological change and introduce new and enhanced products and business models, they must be able to secure, maintain and develop the right quality and quantity of engaged and committed talent. The incentives the Company has available to attract, retain, and motivate employees provided by their equity awards may become less effective, and if they were to issue significant equity to attract additional employees, the ownership of their existing stockholders would be diluted. Although the Company strives to be an employer of choice, they may not be able to continue to successfully attract, retain and develop key personnel, which may cause the Company’s business to suffer.

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THE COMPANY’S KEY PERSONNEL MAY NEGOTIATE EMPLOYMENT OR CONSULTING AGREEMENTS AS WELL AS REIMBURSEMENT OF OUT-OF-POCKET EXPENSES, IF ANY, WITH A TARGET BUSINESS IN CONNECTION WITH A PARTICULAR SOFTWARE COMPANY ACQUISITION. THESE AGREEMENTS MAY PROVIDE FOR THEM TO RECEIVE COMPENSATION OR REIMBURSEMENT FOR OUT-OF-POCKET EXPENSES, IF ANY, FOLLOWING A SOFTWARE COMPANY ACQUISITION AND AS A RESULT, MAY CAUSE THEM TO HAVE CONFLICTS OF INTEREST IN DETERMINING WHETHER A PARTICULAR BUSINESS COMBINATION IS THE MOST ADVANTAGEOUS.

The Company’s key personnel may be able to remain with the company after the completion of a software company acquisition only if they are able to negotiate employment or consulting agreements in connection with the software company in question. Additionally, they may negotiate reimbursement of any out-of-pocket expenses incurred on the Company’s behalf prior to the consummation of the software company acquisition, should they choose to do so. Such negotiations would take place simultaneously with the negotiation of the software company acquisition and could provide for such individuals to receive compensation in the form of cash payments and/or the Company’s securities for services they would render to them after the completion of the software company acquisition, or as reimbursement for such out-of-pocket expenses. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target company. However, the Company believes the ability of such individuals to remain with them after the completion of software company acquisition will not be the determining factor in their decision as to whether or not they will proceed with any potential business acquisition. There is no certainty, however, that any of the Company’s key personnel will remain with them after the completion of a software company acquisition. The Company cannot assure you that any of their key personnel will remain in senior management or advisory positions with them. The determination as to whether any of their key personnel will remain with them will be made at the time of the Company’s software company acquisition.

THE COMPANY MAY HAVE A LIMITED ABILITY TO ASSESS THE MANAGEMENT OF A PROSPECTIVE TARGET BUSINESS AND, AS A RESULT, MAY AFFECT A SOFTWARE COMPANY ACQUISITION WITH A TARGET BUSINESS WHOSE MANAGEMENT MAY NOT HAVE THE SKILLS, QUALIFICATIONS OR ABILITIES TO MANAGE A PUBLIC COMPANY, WHICH COULD, IN TURN, NEGATIVELY IMPACT THE VALUE OF OUR STOCKHOLDERS’ INVESTMENT IN THE COMPANY.

When evaluating the desirability of affecting the Company’s acquisition of a prospective target software company, the Company’s ability to assess the target company’s management may be limited due to a lack of time, resources or information. The Company’s assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities they suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-software company acquisition may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the initial software company acquisition could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

THE COMPANY’S OFFICERS AND DIRECTORS WILL ALLOCATE THEIR TIME TO OTHER BUSINESSES THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO THE COMPANY’S AFFAIRS. THIS CONFLICT OF INTEREST COULD HAVE A NEGATIVE IMPACT ON THEIR ABILITY TO COMPLETE A SOFTWARE COMPANY ACQUISITION.

The Company’s officers and directors are not required to, and may not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between their operations and their search for software company acquisitions and their other businesses. Each of the Company’s officers are engaged in other business endeavors for which they may be entitled to substantial compensation and their officers are not obligated to contribute any specific number of hours per week to their affairs. The Company’s independent directors may also serve as officers or board members for other entities. If the Company’s officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to the Company’s affairs which may have a negative impact on their ability to complete a software company acquisition.

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THE COMPANY MAY ENGAGE IN A SOFTWARE COMPANY ACQUISITION WITH ONE OR MORE TARGET COMPANIES THAT HAVE RELATIONSHIPS WITH ENTITIES THAT MAY BE AFFILIATED WITH THE COMPANIES OFFICERS, DIRECTORS OR EXISTING HOLDERS WHICH MAY RAISE POTENTIAL CONFLICTS OF INTEREST.

In light of the involvement of officers and directors with other entities, the Company may decide to acquire one or more companies affiliated with the Company’s officers or directors. The Company is currently under a “letter of intent” with Hello Bar which is controlled by our CEO and owned by the COO. Despite the Company’s agreement to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, regarding the fairness to their stockholders from a financial point of view of a software company acquisition affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the software company acquisition may not be as advantageous to the Company’s public stockholders as they would be absent any conflicts of interest.

THE COMPANY MAY ATTEMPT TO COMPLETE A SOFTWARE COMPANY ACQUISITION WITH A PRIVATE COMPANY ABOUT WHICH LITTLE INFORMATION IS AVAILABLE, WHICH MAY RESULT IN AN ACQUISITION OF A COMPANY THAT IS NOT AS PROFITABLE AS THE COMPANY SUSPECTED, IF AT ALL.

In pursuing a software company acquisition strategy, the Company may seek to effectuate a software company acquisition of a privately held company. Very little public information generally exists about private companies, and the Company could be required to make their decision on whether to pursue a potential software company acquisition on the basis of limited information, which may result in an acquisition of a company that is not as profitable as they suspected, if at all.

ALTHOUGH DEPENDENT UPON CERTAIN KEY PERSONNEL, THE COMPANY DOES NOT HAVE ANY KEY MAN LIFE INSURANCE POLICIES ON ANY SUCH PEOPLE EVERY EMPLOYEE AT THE TIME OF THIS OFFERING.

The Company is dependent upon management in order to conduct its operations and execute its business plan and despite having obtained insurance policies for certain key personnel, the Chief Operating Officer and the Chief Executive Officer, the Company has not purchased any life insurance policies with respect to those any other individuals in the event of their death or disability. Therefore, should any of those key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

THE COMPANY IS OR WILL BE SUBJECT TO INCOME TAXES AS WELL AS NON-INCOME BASED TAXES, SUCH AS PAYROLL, SALES, USE, VALUE-ADDED, NET WORTH, PROPERTY AND GOODS AND SERVICES TAXES.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

THE COMPANY IS NOT SUBJECT TO SARBANES-OXLEY REGULATIONS AND LACK THE FINANCIAL CONTROLS AND SAFEGUARDS REQUIRED OF PUBLIC COMPANIES.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

THE COMPANY HAS ENGAGED IN CERTAIN TRANSACTIONS WITH RELATED PERSONS.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

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CHANGES IN LAWS OR REGULATIONS COULD HARM THE COMPANY’S PERFORMANCE.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

THE COMPANY’S BUSINESS PLAN IS SPECULATIVE

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

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IF THE COMPANY IS UNABLE TO EFFECTIVELY PROTECT THEIR INTELLECTUAL PROPERTY, IT MAY IMPAIR THEIR ABILITY TO COMPETE

The success of the Company will depend on their ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. The Company’s business depends on proprietary technology that may be infringed. Some or all of their products depends or will depend on their proprietary technology for their success. The Company relies on a combination of trade secrets, copyrights and trademarks, together with non-disclosure agreements, confidentiality provisions in sales, procurement, employment and other agreements and technical measures to establish and protect proprietary rights in their products. While the Company may seek patents for some or all of their products and technology, there is no guarantee that such patents will be granted. The Company’s ability to successfully protect their technology may be limited because intellectual property laws in certain jurisdictions may be relatively ineffective, detecting infringements and enforcing proprietary rights may divert management’s attention and company resources, contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection, any patents the Company may receive will expire, thus providing competitors access to the applicable technology, competitors may independently develop products that are substantially equivalent or superior to the Company’s products or circumvent heir intellectual property rights; and competitors may register patents in technologies relevant to their business areas. In addition, various parties may assert infringement claims against them. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid. If the Company is not successful in defending such claims, they may be prevented from the use or sale of certain of their products, or liable for damages and required to obtain licenses, which may not be available on reasonable terms, any of which may have a material adverse impact on the Company’s business, results of operation or financial condition.

COMPUTER, WEBSITE OR INFORMATION SYSTEM BREAKDOWN COULD AFFECT THE COMPANY’S BUSINESS

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

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IF THE COMPANY IS DEEMED TO BE AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT, THEY MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND THEIR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR THEM TO COMPLETE THEIR ACQUISITIONS OF SOFTWARE COMPANIES.

If the Company is deemed to be an investment company under the Investment Company Act, the Company’s activities may be restricted, including:

•	restrictions on the nature of their investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for them to complete their acquisitions of software companies

In addition, the Company may have imposed upon them burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless the Company can qualify for an exclusion, must ensure that they are engaged primarily in a business other than investing, reinvesting or trading in securities and that their activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of their total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. The Company’s business will be to identify and acquire software companies and thereafter to operate the post-transaction business or assets for the long term. The Company does not plan to buy unrelated businesses or assets or to be a passive investor.

The Company does not believe that their anticipated principal activities will subject us to the Investment Company Act.

CHANGES IN LAWS OR REGULATIONS, OR A FAILURE TO COMPLY WITH ANY LAWS AND REGULATIONS, MAY ADVERSELY AFFECT OUR BUSINESS, INCLUDING OUR ABILITY TO NEGOTIATE AND COMPLETE SOFTWARE COMPANY ACQUISITIONS AND RESULTS OF OPERATIONS.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

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OUR OPERATING PLAN RELIES IN LARGE PART UPON ASSUMPTIONS AND ANALYSES DEVELOPED BY THE COMPANY. IF THESE ASSUMPTIONS OR ANALYSES PROVE TO BE INCORRECT, THE COMPANY’S ACTUAL OPERATING RESULTS MAY BE MATERIALLY DIFFERENT FROM OUR FORECASTED RESULTS

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business

•	their ability to successfully identify and grow the Company’s acquisitions

•	Their ability to manage the Company’s growth

•	whether the Company can manage relationships with key vendors and advertisers

•	the timing and costs of new and existing marketing and promotional efforts

•	Competition

•	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•	the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

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THE COMPANY MAY BE UNABLE TO MANAGE THEIR GROWTH OR IMPLEMENT THEIR EXPANSION STRATEGY

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

THE COMPANY NEEDS TO INCREASE BRAND AWARENESS

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's results of operations.

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THE COMPANY FACES COMPETITION IN THE COMPANY'S MARKETS FROM VARIOUS LARGE AND SMALL GROWTH TECH COMPANIES, SOME OF WHICH HAVE GREATER FINANCIAL, RESEARCH AND DEVELOPMENT, PRODUCTION AND OTHER RESOURCES THAN THE COMPANY.

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to make superior, more profitable and influential acquisitions . If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

SECURITY INCIDENTS, IMPROPER ACCESS TO OR DISCLOSURE OF THE COMPANY’S DATA OR CUSTOMERS’ DATA, OR OTHER CYBERATTACKS ON ITS SYSTEMS COULD HARM ITS REPUTATION AND ADVERSELY AFFECT ITS BUSINESS.

The Company hosts, collects, uses and retains large amounts of sensitive and personal customer and workforce data, including credit card information, tax return information, bank account numbers, login credentials and passwords, personal and business financial data and transactions data, social security numbers and payroll information, as well as our confidential, nonpublic business information. The Company uses commercially available security technologies and security and business controls to limit access to and use of such sensitive data. Although the Company expends significant resources to create security protections designed to shield this data against potential theft and security breaches, such measures cannot provide absolute security.

The Company’s technologies, systems, and networks have been subject to, and are likely to continue to be the target of, cyberattacks, computer viruses, worms, social engineering, malicious software programs, insider threats, and other cybersecurity incidents that could result in the unauthorized release, gathering, monitoring, use, loss or destruction of sensitive and personal data of its customers and members of its workforce, or Intuit's sensitive business data or cause temporary or sustained unavailability of its software and systems. These types of attacks can be made by individuals, groups of hackers, and sophisticated organizations including state-sponsored organizations or nation-states themselves. Customers who fail to update their systems, continue to run software that the Company no longer support or that fail to install security patches on a timely basis create vulnerabilities and make it more difficult for the Company to detect and prevent these kinds of attacks. The Company is increasingly incorporating open source software into their products. There may be vulnerabilities in open source software that make it susceptible to cyberattacks. In addition, because the techniques used to obtain unauthorized access to sensitive information change frequently, and are becoming more sophisticated and are often not able to be detected until after a successful attack, the Company may be unable to anticipate these techniques or implement adequate preventive measures. Although this is an industry-wide problem that affects software and hardware across platforms, it may increasingly affect the Company’s offerings because cyber-criminals tend to focus their efforts on well-known offerings that are popular among customers and hold sensitive information and the Company expects them to continue to do so.

Further, the security measures the Company implements may not be able to prevent unauthorized access to their products and their customers’ account data. Third parties may fraudulently induce members of the Company’s workforce, customers, or users by social engineering means, such as email phishing, to disclose sensitive information in order to gain access to our systems. It is also possible that unauthorized access to or disclosure of customer data may occur due to inadequate use of security controls by the Company’s customers or members of their workforce. Accounts created with weak or recycled passwords could allow cyber-attackers to gain access to customer data. Unauthorized persons could gain access to customer accounts if customers do not maintain effective access controls of their systems and software.

Criminals may also use stolen identity information obtained outside of the Company’s systems to gain unauthorized access to their customers’ data. The Company has experienced such instances in the past and as the accessibility of stolen identity information increases, generally, they may experience further instances of unauthorized access to their systems through the use of stolen identity information of their customers or members of their workforce in the future. Further, the Company’s customers may choose to use the same user ID and password across multiple products and services unrelated to our products. Such customers’ login credentials may be stolen from products offered by third-party service providers unrelated to the Company and the stolen identity information may be used by a malicious third party to access their products, which could result in disclosure of confidential information.

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The Company’s efforts to protect data may also be unsuccessful due to software bugs (whether open source or proprietary code), break-ins, workforce member error or other threats that evolve. Further, because the Company has created an ecosystem where customers can have one identity across multiple products, a security incident may give access to increased amounts of customer data. This may result in disclosure of confidential information, loss of customer confidence in the Company’s products, possible litigation, material harm to their reputation and financial condition, disruption of their or their customers’ business operations and a decline in the Company’s stock price. From time to time, the Company detects, or receives notices from customers or public or private agencies that they have detected, actual or perceived vulnerabilities in their servers, their software or third-party software components that are distributed with their products or fraudulent activity by unauthorized persons utilizing their products with stolen customer identity information. The existence of such vulnerabilities or fraudulent activity, even if they do not result in a security breach, may undermine customer confidence as well as the confidence of government agencies that regulate our offerings. Such perceived vulnerabilities could also seriously harm the Company’s business by tarnishing their reputation and brand and/or limiting the adoption of their products and services and could cause their stock price to decline.

CONCERNS ABOUT THE CURRENT PRIVACY AND CYBERSECURITY ENVIRONMENT, GENERALLY, COULD DETER CURRENT AND POTENTIAL CUSTOMERS FROM ADOPTING THE COMPANY’S PRODUCTS AND SERVICES AND DAMAGE OUR REPUTATION.

The continued occurrence of cyber-attacks and data breaches on governments, businesses and consumers in general indicates that the Company operates in an external environment where cyber-attacks and data breaches are becoming increasingly common. If the global cybersecurity environment worsens, and there are increased instances of security breaches of third-party offerings where consumers’ data and sensitive information is compromised, consumers may be less willing to use online offerings, particularly offerings like the Company’s in which customers often share sensitive financial data. In addition, the increased availability of data obtained as a result of breaches of third-party offerings could make the Company’s own products more vulnerable to fraudulent activity. Even if the Company’s products are not affected directly by such incidents, any such incident could damage their reputation and deter current and potential customers from adopting their products and services or lead customers to cease using online and connected software products to transact financial business altogether.

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THE COMPANY DEPENDS ON THIRD-PARTY PROVIDERS FOR A RELIABLE INTERNET INFRASTRUCTURE AND THE FAILURE OF THESE THIRD PARTIES, OR THE INTERNET IN GENERAL, FOR ANY REASON COULD SIGNIFICANTLY IMPAIR THE COMPANY'S ABILITY TO CONDUCT ITS BUSINESS

The Company may outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities could require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business could be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will could be materially adversely affected.

FUTURE REVENUE GROWTH DEPENDS UPON THE COMPANY’S ABILITY TO ADAPT TO TECHNOLOGICAL CHANGE AS WELL AS GLOBAL TRENDS IN THE WAY CUSTOMERS ACCESS SOFTWARE OFFERINGS AND SUCCESSFULLY INTRODUCE NEW AND ENHANCED PRODUCTS, SERVICES AND BUSINESS MODELS.

The Company operates in industries that are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The Company must continue to innovate and develop new products and features to meet changing customer needs and attract and retain talented software developers. The Company needs to continue to develop its skills, tools and capabilities to capitalize on existing and emerging technologies, which requires us to devote significant resources.

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In some cases, the Company may expend a significant amount of resources and management attention on offerings that do not ultimately succeed in their markets. The Company may encounter difficulty in launching new products and services. If the Company misjudges customer needs in the future, their new products and services may not succeed and their revenues and earnings may be harmed. The Company may also invest, and in the future, expect to invest in new business models, geographies, strategies and initiatives. Such endeavors may involve significant risks and uncertainties, including distraction of management from current operations, expenses associated with the initiatives and inadequate return on investments. Because these new initiatives are inherently risky, they may not be successful and may harm the Company’s financial condition and operating results.

THE COMPANY’S ACQUISITION AND DIVESTITURE ACTIVITIES MAY DISRUPT ITS ONGOING BUSINESS, MAY INVOLVE INCREASED EXPENSES AND MAY PRESENT RISKS NOT CONTEMPLATED AT THE TIME OF THE TRANSACTIONS.

The Company intends to acquire companies, products, technologies and talent that complement its strategic direction, both in and outside the United States. Acquisitions involve significant risks and uncertainties, including:

•	inability to successfully integrate the acquired technology, data assets and operations into the Company’s business and maintain uniform standards, controls, policies, and procedures;

•	inability to realize synergies expected to result from an acquisition;

•	disruption of the Company’s ongoing business and distraction of management;

•	challenges retaining the key employees, customers, resellers and other business partners of the acquired operation;

•	the internal control environment of an acquired entity may not be consistent with the Company’s standards or with regulatory requirements, and may require significant time and resources to align or rectify;

•	unidentified issues not discovered in the Company’s due diligence process, including product or service quality issues, intellectual property issues and legal contingencies;

•	failure to successfully further develop an acquired business or technology and any resulting impairment of amounts currently capitalized as intangible assets;

•	risks associated with businesses the Company acquires or invest in, which may differ from or be more significant than the risks its other businesses face; and

•	in the case of foreign acquisitions and investments, the impact of particular economic, tax, currency, political, legal and regulatory risks associated with specific countries.

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The Company may in the future divest certain assets or businesses that no longer fit with its strategic direction or growth targets. Divestitures involve significant risks and uncertainties, including:

•	inability to find potential buyers on favorable terms;

•	failure to effectively transfer liabilities, contracts, facilities and employees to buyers;

•	requirements that the Company retains or indemnify buyers against certain liabilities and obligations;

•	the possibility that the Company will become subject to third-party claims arising out of such divestiture;

•	challenges in identifying and separating the intellectual property and data to be divested from the intellectual property and data that it wishes to retain;

•	inability to reduce fixed costs previously associated with the divested assets or business;

•	challenges in collecting the proceeds from any divestiture;

•	disruption of the Company’s ongoing business and distraction of management;

•	loss of key employees who leave the Company as a result of a divestiture; and

•	if customers or partners of the divested business do not receive the same level of service from the new owners, the Company’s other businesses may be adversely affected, to the extent that these customers or partners also purchase other products offered by them or otherwise conduct business with their retained business.

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In addition, any acquisition or divestiture that the Company announces may not be completed if closing conditions are not satisfied. Because acquisitions and divestitures are inherently risky, the Company’s transactions may not be successful and may, in some cases, harm their operating results or financial condition. Although the Company typically funds its acquisitions through cash available from operations, if they were to use debt to fund acquisitions or for other purposes, their interest expense and leverage would increase significantly, and if they were to issue equity securities as consideration in an acquisition, current shareholders’ percentage ownership and earnings per share would be diluted.

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THE COMPANY MAY SEEK SOFTWARE COMPANY ACQUISITION OPPORTUNITIES IN INDUSTRIES OR SECTORS WHICH MAY OR MAY NOT BE OUTSIDE OF OUR MANAGEMENT’S AREA OF EXPERTISE.

Although the Company intends to focus on identifying companies in sectors where we have experience, the Company will consider a software company acquisition outside of their management’s area of expertise if a software company acquisition candidate is presented to them and they determine that such candidate offers an attractive acquisition opportunity for the Company or they are unable to identify a suitable candidate in this sector after having expanded a reasonable amount of time and effort in an attempt to do so. Although the Company’s management will endeavor to evaluate the risks inherent in any particular software company acquisition candidate, the Company cannot assure you that they will adequately ascertain or assess all of the significant risk factors. The Company also cannot assure you that an investment in their Shares will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a software company acquisition candidate. In the event the Company elects to pursue a software company outside of the areas of their management’s expertise, their management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of their management’s expertise would not be relevant to an understanding of the business that they elect to acquire. As a result, the Company’s management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any stockholders who choose to remain stockholders following the Company’s software company acquisitions could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

THE COMPANY MAY SEEK SOFTWARE COMPANY ACQUISITION OPPORTUNITIES WITH A FINANCIALLY UNSTABLE BUSINESS OR AN ENTITY LACKING AN ESTABLISHED RECORD OF REVENUE, CASH FLOW OR EARNINGS, WHICH COULD SUBJECT THE COMPANY TO VOLATILE REVENUES, CASH FLOWS OR EARNINGS OR DIFFICULTY IN RETAINING KEY PERSONNEL.

To the extent the Company completes a software company acquisition with a financially unstable business or an entity lacking an established record of revenues or earnings, the Company may be affected by numerous risks inherent in the operations of the business with which they acquire. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although the Company’s officers and directors will endeavor to evaluate the risks inherent in a particular target business, they may not be able to properly ascertain or assess all of the significant risk factors and may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of the Company’s control and leave it with no ability to control or reduce the chances that those risks will adversely impact a target business.

THE COMPANY IS NOT REQUIRED TO OBTAIN A FAIRNESS OPINION, AND CONSEQUENTLY, YOU MAY HAVE NO ASSURANCE FROM AN INDEPENDENT SOURCE THAT THE PRICE THE COMPANY IS PAYING FOR THE BUSINESS IS FAIR FROM A FINANCIAL POINT OF VIEW.

Unless the Company completes our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target company or companies, the Company is not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions that the price the Company is paying is fair to the Company from a financial point of view. If no opinion is obtained, the Company’s stockholders will be relying on the judgment of their board of directors, who will determine fair market value based on standards generally accepted by the financial community.  However, in cases where the Company is acquiring an entity which is controlled by a related party, the Company intends to seek a fairness opinion.

LIMITATION ON DIRECTOR LIABILITY

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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THE COMPANY’S EXPENSES COULD INCREASE WITHOUT A CORRESPONDING INCREASE IN REVENUES

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

COVID-19 STAY IN PLACE ORDERS MAY EFFECT OUR PRODUCTIVITY

The state of California, where the Company is located, has a “stay-in-place” until April 30th, which expected to be extended until at least June. For example, all schools have been canceled for the remainder of the school year. All “non-essential” personnel are order to “stay-in-place” and therefore, all of our employees must work remotely. We do expect, to some extent, this will impact the productivity of employees, officers, and directors. Therefore, this, coupled with overall impact on the economy, may hinder our abilities to generate a revenue within the timeline we first predicted.

CHANGES IN THE ECONOMY COULD HAVE A DETRIMENTAL IMPACT

The world has recently been on ordered quarantines and lockdowns which has already greatly impacted the United States economy as well as the economies of other country. We are unsure of the impact that this will have on our business, but it is expected that these changes in the economic climate will most likely have a detrimental impact on the Company’s revenue for the foreseeable future. It is possible that recessionary pressures, particularly those from the COVID-19 lockdown,  and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

RISKS RELATING TO THIS OFFERING AND INVESTMENT

THE COMPANY MAY UNDERTAKE ADDITIONAL EQUITY OR DEBT FINANCING THAT MAY DILUTE THE SHARES IN THIS OFFERING

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

AN INVESTMENT IN THE SHARES IS SPECULATIVE AND THERE CAN BE NO ASSURANCE OF ANY RETURN ON ANY SUCH INVESTMENT

An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

THE SHARES ARE OFFERED ON A “BEST EFFORTS” BASIS AND THE COMPANY MAY NOT RAISE THE MAXIMUM AMOUNT BEING OFFERED

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full USE OF PROCEEDS TO COMPANY which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

IF THE MAXIMUM OFFERING IS NOT RAISED, IT MAY INCREASE THE AMOUNT OF LONG-TERM DEBT OR THE AMOUNT OF ADDITIONAL EQUITY IT NEEDS TO RAISE

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

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ALTHOUGH WE INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, THERE IS NO GUARANTEE THAT WE WILL DO SO DUE TO REVENUE CONSTRAINTS.

We have never paid cash dividends on our Shares and, though we do anticipate paying cash dividends in the foreseeable future, there is no guarantee we will do so. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

EVEN IF THIS OFFERING IS SUCCESSFUL, WE WILL NEED TO RAISE ADDITIONAL FUNDING, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL. FAILURE TO OBTAIN THIS NECESSARY CAPITAL WHEN NEEDED MAY FORCE US TO DELAY, LIMIT OR TERMINATE OUR PRODUCT DEVELOPMENT EFFORTS OR OTHER OPERATIONS.

The proceeds from this Offering, including potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $49,875,000 before deducting fees, commissions and offering expenses payable by us. We expect that if the maximum sale of Units and Warrant Shares is achieved, the net proceeds from this Offering will be sufficient to fund our current operations for at least the next twenty-four months. However, we may not achieve the maximum sale of Units and Warrant Shares, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

THE COMPANY MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

AN INVESTMENT IN THE COMPANY'S SHARES COULD RESULT IN A LOSS OF YOUR ENTIRE INVESTMENT

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE COMPANY'S SHARES

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s Voting Common Stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

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SALES OF OUR SHARES BY INSIDERS UNDER RULE 144 OR OTHERWISE COULD REDUCE THE PRICE OF OUR SHARES, IF A TRADING MARKET SHOULD DEVELOP

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

SHOULD OUR SECURITIES BECOME QUOTED ON A PUBLIC MARKET, SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR TYPE OF STOCK MAY CAUSE THE PRICE OF OUR TYPE OF STOCK TO DECLINE

Should a market develop and our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

BECAUSE THE COMPANY DOES NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON OUR DIRECTORS TO PERFORM THESE FUNCTIONS

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

THE COMPANY HAS MADE ASSUMPTIONS IN ITS PROJECTIONS AND IN FORWARD-LOOKING STATEMENTS THAT MAY NOT BE ACCURATE

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

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INVESTORS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

Due to our significant accumulated deficit, investors in this offering will suffer immediate and substantial dilution. Further, if all of the shares offered hereby are sold, investors in this offering will own approximately 86% of the then outstanding shares of common stock, but will have paid approximately 100% of the total consideration for our outstanding shares. See “Dilution.”

THE COMPANY HAS SIGNIFICANT DISCRETION OVER THE NET PROCEEDS OF THIS OFFERING

The Shareholders will have voting rights, but most likely will not have any control over any matter which is put to a vote.

The shares offered under this Offering Circular are Voting Common Stock which are afforded one vote per share. However, there are 10,000,000 Super Voting Common Stock shares authorized which allow twenty votes per share. 9,350,000 of these authorized shares are held by our officers, directors, and insiders. Therefore, shareholders should not expect to have an influence over any Company matters.

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

THE OFFERING PRICE FOR THE TYPE OF STOCK HAS BEEN DETERMINED BY THE COMPANY

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

YOU SHOULD BE AWARE OF THE LONG-TERM NATURE OF THIS INVESTMENT

There is not now, and likely will not be in the near future, a public market, for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

NEITHER THE OFFERING NOR THE SECURITIES HAVE BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS, LEADING TO AN ABSENCE OF CERTAIN REGULATION APPLICABLE TO THE COMPANY

The Company also has relied on exemptions provided by Regulation A of the JOBS Act from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

THE SHARES IN THIS OFFERING HAVE NO PROTECTIVE PROVISIONS.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

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THE SHARES IN THIS OFFERING ARE SUBJECT TO A RIGHT OF FIRST REFUSAL UNDER CERTAIN CIRCUMSTANCES.

The Shares in this Offering are subject to a right of first refusal. Until the Shares are listed on an exchange and made available for trading, no Shareholder shall sell, assign, pledge or in any manner transfer any of the Shares of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who then shall have the right to purchase the Shares from the Shareholder, subject to certain limitations. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Company’s Bylaws.

YOU WILL NOT HAVE ANY INFLUENCE ON THE MANAGEMENT OF THE COMPANY

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

NO GUARANTEE OF RETURN ON INVESTMENT

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so. For example, if our research and development activities need to be bolstered beyond our initial estimates we may allocate additional resources by reallocating proceeds from other categories such as marketing for the purposes of research and development.

The maximum gross proceeds from the sale of the Shares in this Offering are $49,875,000. The net proceeds from the offering, assuming it is fully subscribed, together with its previous offering, are expected to be approximately $49,211,250 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

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The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

	10%	25%	50%	75%	100%
Gross Proceeds	$4,987,500	$12,468,750	$24,937,500	$37,406,250	$49,875,000
Offering Expenses(1)	$100,000	$100,000	$100,000	$100,000	$165,000
Selling Commissions & Fees(2)	$49,875	$124,688	$249,375	$374,063	$498,750
Net Proceeds	$4,837,625	$12,244,063	$24,588,125	$36,932,188	$49,211,250
Purchase and Development of Software Assets (3)	$3,785,000	$10,827,500	$22,543,700	$33,818,700	$45,628,700
Officers’ Salaries and Benefits (4)	$537,625	$901,563	$1,470,625	$2,439,688	$2,092,750
Administrative Employees (5)	$200,000	$200,000	$258,800	$358,800	$358,800
Office (6)	$60,000	$60,000	$60,000	$60,000	$300,000
Equipment (7)	$18,000	$18,000	$18,000	$18,000	$90,000
Utilities (8)	$12,000	$12,000	$12,000	$12,000	$60,000
Travel and Entertainment (9)	$72,000	$72,000	$72,000	$72,000	$360,000
Insurance (10)	$24,000	$24,000	$24,000	$24,000	$120,000
Software (11)	$27,000	$27,000	$27,000	$27,000	$27,000
Legal (12)	$84,000	$84,000	$84,000	$84,000	$84,000
Working Capital (13)	$18,000	$18,000	$18,000	$18,000	$90,000
Total Use of Net Proceeds	$4,837,625	$12,244,063	$24,588,125	$36,932,188	$49,211,250
Total Use of Gross Proceeds	$4,987,500	$12,468,751	$24,937,500	$37,406,251	$49,875,000

____________

1. The Company was advanced offering expenses related to accounting and legal services by its officers and directors. This advance is not in writing and is due upon receipt of funds as described in the Use of Proceeds above. The advance does not bear interest.

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2. The Broker Dealer receives a one percent (1%) commission on proceeds raised. Transaction fees charged by broker are included in their 1% fee. Investments made by credit card or debit card will incur a surcharge charged by the credit card service provider.

3. The Company intends to use most of the proceeds from the offering for the purposes of purchasing assets such as software assets and developing those assets.

4. The Company is allocating approximately $875,000 to pay officers’ salaries including the CEO, COO, CFO, Head of Product, and Head of Ventures for the year if fully funded. With taxes and annual benefits, the Company expects to use up to $1,032,500 for these expenses. The company may not receive revenues to cover all expenses including officers’ salaries, and thus, may need to use proceeds from this offering to provide for subsequent years following the first year of operations.

5. The Company believes it will need to allocate approximately $358,800 for administrative staff including a remote assistant, an analyst, and a developer. This includes benefits and taxes.

6. Although the Company has not yet established that this will rent office space, it expects that it will eventually have a need for a permanent location. The Company has budgeted $5,000 per month for office expenses such as rent.

7. The Company intends to acquire certain equipment in order to develop and run the day to day operations of the Company. This equipment will most likely be comprised of computer equipment necessary to carry out the objectives of the Company.

8. The estimated amount the Company expects to pay on utilities such as electricity, water, telephone, and internet.

9. In order to carry out the plan of the Company, it is necessary to travel to where assets are located for the purpose of acquisition and for ongoing operations. These are the expected expenses for a year of acquisition and development of assets in locations outside of the principal place of business of San Diego, California.

10. The costs associated with insuring the operations of the Company outside of the required employment insurance and benefits.

11. Costs associated with software to operate the Company.

12. Estimated legal fees for the next 12 months.

13. Working Capital contingency for those expenses that may be unexpected.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Voting Common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the company. The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 86% of the total Shares of stock of the Company.

DILUTION

As of the date of this Offering Circular, an aggregate of 9,350,000 Super Voting Common Shares are issued and outstanding. There are no Voting Common Shares issued.

If you purchase Units in this Offering, your ownership interest in our Voting Common Shares will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this Offering and the net tangible book value per share of our Common Shares after this Offering.

Our net tangible book value as of December 31, 2019 was $500, or $0.00 per share, based on 9,350,000 outstanding Super Voting Common Shares. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares outstanding, all as of the date specified.

If the Maximum Offering, at an offering price of $0.50 per Unit and $0.75 per Warrant Share, is sold in this Offering, after deducting approximately $ $663,750.00 in offering expenses (including fees and commissions) payable by us, our pro forma as adjusted net tangible book value at December 31, 2019 would be approximately $49,211,250, or $0.52 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.52 per share to our existing shareholders as of the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $0.23 per share to new investors purchasing Units in this Offering at a price of $0.50 per Unit and Warrant Shares at a price of $0.75 per Warrant Share.

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The term “dilution” refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this offering are fully subscribed and sold, the remaining Shares offered herein will constitute approximately 90% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital or issue Shares of Stock in consideration of services rendered to Company and such capital may take the form of shares, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. The chart below assumes exercise of the Warrants issued under this Offering.

If you invest in our Voting Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Voting Common Stock and the pro forma net tangible book value per share of our Voting Common Stock after this offering.

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50%, 25%, 10% of the Units and Warrant Shares offered for sale in this Offering (after deducting our estimated offering expenses):

	100%	75%	50%	25%	10%
Net Tangible Assets	$49,875,000.00	$37,406,250.00	$24,937,500.00	$12,468,750.00	$4,987,500.00
Offering Expenses	$663,750.00	$474,062.50	$349,375.00	$224,687.50	$149,875.00
Net Tangible Assets Less Offering Expenses	$49,211,250.00	$36,932,187.50	$24,588,125.00	$12,244,062.50	$4,837,625.00
Shares Under this Offering	85,500,000	64,125,000	42,750,000	21,375,000	8,550,000
Total Shares After Offering	94,850,000	73,475,000	52,100,000	30,725,000	17,900,000
Previous Net Tangible Value	$0.00000	$0.00000	$0.00000	$0.00000	$0.00000
Book Value per Share After Offering	$0.52	$0.50	$0.47	$0.40	$0.27
Increase to Old Shareholders	$0.52	$0.50	$0.47	$0.40	$0.27
Change in Value	-$0.02	$0.00	$0.03	$0.10	$0.23
Percentage Dilution	-0.19%	-0.03%	0.28%	1.01%	2.30%

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50%, 25%, and 10% of the Units offered for sale in this Offering, the total number of shares previously sold to existing shareholders as of April 15, 2020, the total consideration paid for the foregoing (based on cash actually received), and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.0001 per share paid by our existing shareholders and $0.50 per Unit paid by investors in this Offering.

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Units Sold:
Existing Shareholders	9,350,000	14%	$935	0%
New Investors	57,000,000	86%	$28,500,000	100%
Total	66,350,000	100%	$28,500,935	100%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Units Sold:
Existing Shareholders	9,350,000	18%	$935	0%
New Investors	42,750,000	82%	$21,375,000	100%
Total	52,100,000	100%	$21,375,935	100%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Units Sold:
Existing Shareholders	9,350,000	25%	$935	0%
New Investors	28,500,000	75%	$14,250,000	100%
Total	37,850,000	100%	$14,250,935	100%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Units Sold:
Existing Shareholders	9,350,000	40%	$935	0%
New Investors	14,250,000	60%	$7,125,000	100%
Total	23,600,000	100%	$7,125,935	100%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 10% of Units Sold:
Existing Shareholders	9,350,000	62%	$935	0%
New Investors	5,700,000	38%	$2,850,000	100%
Total	15,050,000	100%	$2,850,935	100%

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PLAN OF DISTRIBUTION

The Units, the Shares of our Voting Common Stock and Warrants of which the Units consist, and the underlying Warrant Shares are being offered in the United States pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Units through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Funds tendered by investors will be kept in an account in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards, ACH transfer or other method authorized by company directly to the bank account established for this Offering or deliver checks made payable to “Legion Works, Inc.”.

Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender. If a Subscriber’s investment is not accepted by Company, any funds received for investment not accepted will promptly refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the Closing Date if the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Voting Common Stock was authorized as of December 31, 2019 and issued by the Company.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.Legion.is, to provide notification of the Offering. Access to this Offering Circular will be furnished to prospective investors 24 hours per day, 7 days per week on the www.Legion.iswebsite.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1.	Accept investor data from the company;

2.

Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3.	Review subscription agreements received from prospective investors to confirm they are complete;

4.	Advise the company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5.	Contact the company and/or the company's agents, if needed, to gather additional information or clarification from prospective investors;

6.	Provide the company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.	Serve as registered agent where required for state blue sky requirements,

8.

Coordinate as needed with the company's transfer agent in the form of book-entry data for maintaining the company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9.	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10.	Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

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The Company has agreed to pay Dalmore Group, LLC. (“Dalmore”) a service fee equal to 1% on all funds raised in the Offering. Dalmore will also be paid $10,000 for a consulting fee and up to $8,000 for other filing fees.

Funds will be deposited in an account and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. Dalmore has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Shares. Dalmore is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Dalmore 's anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Dalmore 's involvement in this offering as any basis for a belief that it has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence immediately on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Voting Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 2,000 Shares of Voting Common Stock in the cumulative principal amount of $1,000. All subscription checks should be sent to and be made payable to Legion Works, Inc. at the following address: ________________. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the company. Transferees of the shares will be required to meet the above suitability standards.

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The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

DESCRIPTION OF THE BUSINESS

Overview

The Company is a newly organized software development and acquisition company incorporated as a Delaware corporation and formed for the purpose of developing certain software platforms and pro-actively sourcing SaaS (Software as a Service) businesses in markets the Company understands that are ripe for a tech-enabled venture to scale.   The Company is in the process of developing two products: Karma, an AI-driven sales tech company, and FlarePulse, an e-commerce tech company which enables upsells at the point of online purchases.

The Company intends to operate as a software development and acquisition company. The Company’s operations, to date, have been limited to the development of its product offerings, engaging in “letters of intent” with potential acquisitions, and development of its business plan. The Company is currently building two business to business software products: Karma and FlarePulse. Karma is intended to be a  sales technology service that enables salespeople to score inbound sales leads and then immediately be able to connect with the highest potential leads via virtual phone calls.  Initial information on the intended business is available at https://www.usekarma.com/. The Company also intends to develop an e-commerce technology software called FlarePulse that enables e-commerce stores to quickly be able to upsell customers to other add-on items at the point of purchase.  Up-to-date information the development may be found at https://www.flarepulse.com/

The abovementioned products are currently in development. The Company will also look to acquire companies which are similar to the product offerings of the Company. To this end, the Company has entered into a “letter of intent” with Hello Bar, LLC. Much like the two SAAS products listed above, Hello Bar is a business to business software which provides announcements and other “website visitor conversion tools.” It is currently owned in part by the CEO of the Company. Please see the risk factor entitled " The Company may engage in a software company acquisition with one or more target companies that have relationships with entities that may be affiliated with the Companies officers, directors or existing holders which may raise potential conflicts of interest.”

The Company is also in negotiations with four (4) other companies for acquisitions, but does not currently have any agreement with these entities.

For acquisitions, the company intends to identify markets with specific and known needs with recurring revenue.  The Company’s management team immediately adds expertise in tech, marketing, business development and operations to dramatically increase scale and profitability. Having multiple bites at the apple and receiving dividends along the way, reduces risk while increasing the chances for investors to enjoy venture sized returns.

The Company’s management team has had significant success sourcing, acquiring, growing and monetizing these types of companies and believes this experience makes the Company well suited to identify, source, negotiate and execute software company acquisitions with the ultimate goal of pursuing attractive risk-adjusted returns for our shareholders. The Company is currently focused on starting and acquiring companies in marketing tech, sales tech and e-commerce tech.  The Company has a Letter of Intent in place with a marketing tech company which owns two software products (Hello Bar and Subscribers) and is negotiating terms with a mobile sales enablement company based in Poland and a retention marketing company based in Oregon.

Business Strategy

The Company’s business strategy is to leverage their management team’s industry knowledge, strategic vision, operational expertise and business connections built up over decades in the technology industry to identify and acquire software companies that management and Board believes has compelling potential for value creation through the Company’s acquisition. Mr. Bettencourt and Mr. Kamo with the support of Mr. Flanigan and Mr. Bostron, will leverage their investment experience, deep network and technology industry expertise to identify and generate attractive acquisition opportunities among software companies with a unique advantage.

Our management team has experience in:

•	Operating companies, setting and changing strategies, and identifying, mentoring and recruiting exceptional talent;

•	Developing and growing companies, both organically and through strategic transactions and acquisitions, and expanding the product range and geographic footprint of a number of target businesses;

•	Investing in private and public technology companies to accelerate their growth and maturation;

•	Sourcing, structuring, acquiring, and selling businesses;

•	Accessing the capital markets; and

•	Fostering relationships with sellers, capital providers and target management teams.

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In evaluating prospective software company acquisitions, the Company expects to conduct a thorough due diligence review process that will encompass, among other things: an analysis of overall industry and competitive conditions, a review of historical financial and operating data, meetings with incumbent management and employees, interaction with third-parties who are industry experts, on-site inspection of facilities and assets, discussion with customers and suppliers, legal and other reviews as the Company deems appropriate. The Company will also utilize the expertise of their management team in analyzing and evaluating operating plans, financial projections and determining the appropriate return expectations given the risk profile of the target company as well as the suitability of the target to become a public company.

The Company is not prohibited from pursuing an acquisition of a software company that is affiliated with their officers, directors subject to certain approvals and consents. In the event the Company seeks to complete an acquisition of software company that is affiliated with their officers, directors or their affiliates, they, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders fairness opinions that an acquisition of a software company is fair to the Company from a financial point of view.

Criteria For Development of Products and Acquisitions.

The Company creates its own software as well as looks for acquisition opportunities in specific markets.  These markets include, but are not limited to, marketing tech, sales tech, ecommerce tech and foundational tech.

Software Company Acquisition Criteria

The Company will seek to identify SaaS companies that have recurring revenue, already have achieved product-market fit that show a unique advantage  and which are not overly complex technologically. The targeted companies will not be limited to a particular industry or geographic sector.

The Company has identified the following general criteria and guidelines they believe are consistent with their acquisition philosophy and their management’s experience, and that they believe are important in evaluating prospective software company acquisition opportunities. The Company intends to use these criteria and guidelines to evaluate software company acquisition opportunities, but they may decide to consummate software company acquisition with a target company that does not meet one or more of these criteria and guidelines.

•	Large and growing market. The Company will focus on investments in industry segments that they believe demonstrate attractive long-term growth prospects and reasonable overall size or potential;

•	Attractive, inherently profitable business with high operating leverage. The Company will seek to invest in companies that they believe possess not only established business models and sustainable competitive advantages, but also inherently profitable unit economics;

•	Strong management teams. The Company will spend significant time assessing a company’s leadership and personnel and evaluating what they can do to augment and/or upgrade the team over time if needed;

•	Opportunity for operational improvements. The Company will seek to identify businesses that they believe are stable but at an inflection point and would benefit from their ability to drive improvements in the company’s processes, go-to-market strategy, product or service offering, sales and marketing efforts, geographical presence and/or leadership team;

•	Differentiated products or services. The Company will evaluate metrics such as recurring revenues, product life cycle, cohort consistency, pricing per product or customer, cross-sell success and churn rates to focus on businesses whose products or services are differentiated or where they see an opportunity to create value by implementing best practices;

•	Compelling growth prospects. The Company views growth as an important driver of value and will seek companies whose growth potential can generate meaningful upside;

•	Limited technology risk. The Company will seek to invest in companies that have established market-tested product or service offerings;

•	Appropriate valuations. The Company will seek to be a disciplined and valuation-centric investor that will invest on terms that they believe provide significant upside potential with limited downside risk; and

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Current Product Development

The Company is currently developing two products: FlarePulse and Karma.

FlarePulse

Currently in beta mode and by “invite only”, FlarePulse is a simple, and effective way for business customers to upsell website/ecommerce customers during the checkout process. The FlarePulse platform is based, in large part, on Artificial Intelligence, which will then make “upsell” recommendations on related products that intends to increase a customer’s revenue, average cart, and profits.

Opportunity

The Company has recognized that many online businesses do not offer “add ons” or upsells because they are difficult to implement or manage. Target customers have expressed that upsells are difficult to predict the appropriate related products, upsell flow is usually clunky with limited testing, and conversions suffer.

FlarePulse looks to provide the solution which is easy to implement, test and manage. Based on research, the Company believes it will be able to leverage the best practices in order to drive conversions at point of purchase that will provide the customer the highest return on investment as customers of FlarePulse will be charge a flat fee for service plus a percentage of their revenue gain. Therefore, the customer is encouraged to continue using the product as their cost is directly related to their level of success with the product.

We believe that FlarePulse can convert an average 7% of all customers on a website  to an upsell, which, in turn, is estimated as a cart value increase of 25% per conversion. The Company will generate 8% of the increase as revenue along with a $99 per month flat fee paid by the customer for use of the software.

Karma

Karma enables companies to more effectively score inbound sales leads and dramatically increase conversions. The company's "Karmic" algorithm pushes the top leads to salespeople and enables sales people to immediately connect with those leads via online phone calls.

Karma is currently in a private beta and invite-only mode.

At the heart of Karma, is the company's proprietary lead scoring algorithm that combines AI & Machine Learning to surface the best and highest potential sales leads.

Once leads are scored, Karma goes one step further by enabling salespeople to quickly connect with these leads through the company's virtual phone call widget. With Karma, sales teams get better leads as well as the communication tools to close those leads at a higher rate.

Features

Karma uses Artificial Intelligence and Machine Learning to capture, analyze, and deliver the best potential sales leads.

Once leads are obtained, the software will integrate with Salesforce and can route to sales people via mobile phone, email, or slack. The dashboard will also include a push to call widget to make for easy calling.

Pricing

The Company intends to offer 4 monthly pricing models for customers: Starter, Growth, Elite, and Custom. Per month costs will range from $39 to over $399.

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Criteria for Related Party Acquisitions

The Company, at times, may elect to purchase entities or assets that an officer, director, or other related party of the Company has an interest as those targeted acquisitions fit the business plan of the Company.

To this end, the Company has developed the following acquisition criteria for such transactions:

The Company’s management plans on relying on our knowledge of markets and average multiples in markets to get a range that makes sense for the Company. The Company has two core principles in acquisitions:

1) The Company intends to act as a value buyers so all acquisitions, especially those that are from a related party, will be structured so that the Company is purchasing assets are below market averages and, if they do reach market averages, have terms that let the Company pay for the assets and acquisition from the growth generated;

2) The Company will obtain 3rd party valuations prior to finalization of an agreement and will utilize such valuations as data points to determine a below market value for an acquisition.

For example, current SaaS multiples are 4.43-9.32x of revenue depending on growth rates (data from Crunchbase), with many companies trading at even higher than that (as high as 15x).  However, the Company intends to make acquisitions at the lower end of this range to realize value. SaaS companies want to sell on a multiple of revenue. However, the Company will look to purchase at a multiple of Earning Before Income Taxes, Depreciation, and Amortization (EBITDA.)

The Company’s proposed purchase of Hello Bar, LLC

The Company has entered into a letter of intent to purchase Hello Bar, LLC which is controlled by our CEO, Ryan Bettencourt. Hello Bar is a website tool that enables users to capture more sales from their website using Hello Bars traffic capture bars. Hello Bar offers three levels of service: free, growth, and elite. Hello Bar clients can choose to pay a month to month fee or pay a discounted yearly fee.

The service provided by Hello Bar allows customer to have up to 500,000 view per month, managed “pop-ups” on the customer’s site, capture subscribers, have specific design features, allows for targeting of visitors, A/B testing, and other integrations.

The HelloBar.com site includes multiple support features like a helpdesk and frequently asked questions for customers.

The negotiated for Hello Bar is for a purchase price of approximately three times to four times of revenue. However, prior to completion of a definitive agreement, the Company will obtain a third-party valuation on which to base the final purchase price.

Milestones

The Company intends to reach the following milestones over the next 12 months:

June 2020 – Completion of our FORM 1-A; Minimum viable product of Karma and FlarePulse

June 2020 – Initial raise to complete acquisition of Hello Bar.

July 2020 – Continued development and deployment of FlarePulse and Karma

September 2020 – 2nd acquisition completed; Beta Roll Out of Shopify with FlarePulse; Completed testing of Karma integrations and algorithm

November 2020 – 3rd acquisition completed

January 2020 – 4th acquisition completed; Completion of Woo Commerce implementation of Flare Pulse; Public launch of Karma

March 2020 – 5th acquisition completed; 2nd version of Karma launched

Ongoing – development of new product offerings that complement FlarePulse and Karma

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Competitive Strengths

The Company intends to leverage the following sources of competitive strength in seeking to achieve their business strategy:

•	Management team’s industry knowledge and contacts.

•	Deal flow and business development resources.

•	Management team’s experience and reputation in sourcing opportunities.

•	Management team’s demonstrated ability to create value for their shareholders.

•	Management experiences in sales, business development, marketing and product development.

DESCRIPTION OF PROPERTY

The Company currently owns no real property. With the proceeds from this Offering, The Company has procured appropriate office to satisfy its current requirements but may require additional space as discussed in our section entitled “Use of Proceeds.”

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Voting Common Stock thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended December 31, 2019 are derived from our audited financial statements.

As of December 31, 2019

TOTAL ASSETS	$31,500

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	31,000

Current Liabilities	$31,000

Interest Payable	$-

Shareholder Note	-

TOTAL LIABILITIES	$31,000

TOTAL SHAREHOLDERS’ EQUITY	$500

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$31,500

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For the Year Ended December 31, 2019

Revenues

Expenses	$0

Interest Income	0

Interest Expenses	0

Net Income (Loss)	$0

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Legion Works, Inc. (the “Company”) was formed on November 4, 2019 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

There are two classes of stock in the Company:

1.	Voting Common Stock and
2.	Super Voting Common Stock

The total number of shares of both classes of stock the Company is authorized to issue is 100,000,000 shares, 10,000,000 of which are Super Voting Common Stock and 90,000,000 of which are Voting Common Stock. The Shares being sold in this Offering are all Voting Common Stock.

Description of Rights of Classes of Stock

All Shares of Voting Common Stock shall be identical and are voting with one vote per share. The Shares to be issued pursuant to this Offering will be Voting Common Stock. All holders of shares of Super Voting Common Stock (which are not being sold in this Offering) shall be identical and shall at every meeting of the stockholders be entitled to twenty votes for each share of the capital stock held by such stockholder. All of the other terms (except for voting) of the Voting Common Stock shall be identical to the Super Voting Common Stock.

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Description of Warrants

The Company currently does not have any warrants outstanding.

Results of Operations

The for the period ended December 31, 2019

Revenue. Total revenue for the six-months ended December 31, 2019 was $0. The Company continues to be in the start-up phase.

Operating Expenses. Operating expenses for the period ended December 31, 2019 were $0. Operating expenses for the period were comprised of insurance costs, legal and professional fees (including accounting costs), office supplies, and overall operating expenses such as utilities and travel.

Net Loss. Net loss for the period ended was ($0) which included interest expense of ($0) and interest income of $0.

Liquidity and Capital Resources

The Company had net cash of $500 at December 31, 2019.

For the six-months ended December 31, 2019, the Company used $0 to cover operating expenses.

Related Party Transactions.

As of December 31, 2019, the Company has recorded liability of $31,000 payable to the founders for certain offering expenses paid during the period then ended. The payables do not have a written agreement and are not interest bearing.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to identify and acquire targeted software companies that meet the Company’s investment criteria. The Company will also likely reach out to strategic partners for alliances to further strengthen its positions.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations as it evolves over time. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the initial phase of research and development we are unable to identify any recent trends in site visitations, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue as of the time of this offering. The Company had no product returns to date.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office	PT Hours (1)	FT Hours (2)
Executive Officers
Ryan Bettencourt	CEO, CFO, Secretary	45	11-2019 to present	n/a	50
Michael Kamo	COO	33	11-2019 to present	30	n/a
Kerian Flanigan	Head of Products	34	11-2019 to present	n/a	50
Grant Bostrom	Head of Ventures	39	11-2019 to present	-	50
Directors
Ryan Bettencourt	Director	45	11-2019 to present	n/a	50
Michael Kamo	Director	33	11-2019 to present	30	n/a

__________

(1)	Approximate Hours Worked Per Week For Part Time Employee

(2)	Approximate Hours Worked Per Week For Full Time Employee

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Directors, Executive Officers and Significant Employees

As of the date of this filing, Legion Works has-four full-time employees and several part time employees. In addition, Legion Works has engaged with other key individuals possessing a range of expertise including mechanical engineering, process engineering, software engineering, computational modeling and other areas. These additional key individuals could start employment at Legion Works at such time as the company has sufficient capital or financing to fund the expanded launch of its business activities and research and development.

The number of business and direct research personnel hired by Legion Works will scale based upon funds raised in the equity crowdfunding offering and as operating needs warrant.

Legion Works board of directors serve unless and until a successor is elected and qualified. board of directors will not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers, board of director members and advisory board members of Legion Works include:

Ryan Bettencourt – CEO, CFO, President, Secretary and member of the Board of Directors

Ryan Bettencourt has been the CEO of Hello Bar LLC (owner of Hello Bar and Subscribers) since January 2019. He will take on a Chairman role of Hello Bar so he can assume the role of CEO of Legion Works. From January 2018 to January of 2019 Ryan was the Head of Product for One Vigor, a media distribution company and the GM of Edisen, a spinoff product/company. Ryan was recruited to assume the role of CEO at Hello Bar LLC in January 2019. From 2014-2018 Ryan was the CEO of Cursive Labs, a Venture Studio formed to develop multiple companies. Ryan was the Founding CEO of Spouatble, an ad tech platform. Spoutable was acquired by Proper Media in 2018. From 2012-2014 Ryan was the VP, Digital for Saban Brands. Ryan joined Saban Brands after his former company was acquired by Saban. From 2008-2012 Ryan was Co-Founder/President of KidZui, a leading internet browser for children. The company was acquired by Saban Brands. Ryan has his MBA, Magna Cum Laude, from Babson College where he was a Babson Fellow and his BA, Cum Laude, From the University of San Francisco.

Michael Kamo – Chairman of the Board of Directors and Chief Operating Officer

From 2017 to present, Mike has been the Co-Founder and CEO of Neil Patel, a $20M per year digital agency. From 2017 to 2019 he was the Co-Founder and CEO of Hello Bar LLC. From 2011 to 2015, Mike was Founder and CEO of Stride App. From 2005-2013, Mike was the General Manager of Westcott Mazda, a large volume dealership in San Diego.

Keiran Flanigan – Head of Products

Keiran is Head of Products for the Company. He serves as Head of Product for Hello Bar LLC, creator of Hello Bar and Subscribers. Keiran will become an advisor to the company to assume the role for Legion Works. He has been a web and mobile designer and developer since 2007, both in freelance and as an employee/founder. From 2014-2018 he was the Co-Founder and Head of Product/Creative for Cursive Labs and its flagship product, Spoutable. From 2009-2012 Keiran was the Lead iOS Developer for Rage Digital, a design and development company. Keiran has done freelance projects for the likes of the NFL, Hyundai, 24-Hour Fitness and dozens of start-ups.

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Gran Bostrom – Head of Ventures

Since 2017, Grant has been the Founder/CEO of Hellaworks, creator of TapHype. TapHype is an ad tech platform. From 2014-2017, Grant was a Co-Founder of Cursive Labs, a Venture Studio and Head of Product for Spoutable. From 2012-2014, Grant was Co-Founder of Blurtopia and Head of Business Development and Special Projects for KidZui. Grant has an MBA from San Diego State University, a Masters in Advertising from the University of Texas at Austin and a BA from UCLA.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From November 4, 2019 to the date of this Offering, the Company has paid no compensation to its - directors for services rendered as a Director. The Company may choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)		Total Compensation ($)
Executive Officers
Ryan Bettencourt	CEO,	$0	$0		$0
Michael Kamo	COO	$0	$0		$0
Keiran Flanigan	Head of Products	$0	$0	*	$0
Grant Bostrom	Head of Ventures	$0	$0	*	$0
Directors
Ryan Bettencourt	Director	$0	$0		$0

Michael Kamo	Director	$0	$0		$0

Broker Dealer Agreements

The Company has agreed to pay Dalmore Group, LLC, a service fee equal to 1% on all funds raised in the Offering. Dalmore Group, LLC will also be paid $10,000 for investor onboarding fees and $8,000 for filing fees.

Employment Agreements

Our Board of Directors have not received any compensation for serving on the Board. There are currently no employment agreements. However, it is expected that some of the proceeds from this Offering will be utilized to compensate officers and directors for their services. Although we do not have any agreements in place, it is expected that if fully funded, the Company will pay the following salaries to officers and directors.

Name	Total Compensation ($)
Executive Officers
Ryan Bettencourt	325,000
Michael Kamo	$150,000
Keiran Flanigan	$200,000
Grant Bostrom	$150,000

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Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth. We have entered into Advisory Board agreements with various individuals that include 2,500 shares of stock issued upon execution of the agreements and a provision for 10,000 stock options in the future.

Board of Directors

Our board of directors currently consists of two directors:

•	Ryan Bettencourt

•	Michael Kamo

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Delaware law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Delaware law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

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There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

Person	Role	Super Common Shares	Percentage
Ryan Bettencourt	CEO, CFO	2,350,000	25.13%
Michael Kamo	COO/Chairman	5,860,000	62.67%
Keiran Flanigan(1)	Head of Product	525,000	5.61%
Grant Bostrom (2)	Head of Ventures	475,000	5.08%
Raj Beri (3)	Special Projects	140,000	1.50%
TOTAL		9,350,000	100.00%

___________

1. Keiran Flanigan’s total shares are scheduled to vest over a period of four years. In the event that Mr. Flanigan is terminated by the Company or chooses to leave his position, any shares that have not vested will be surrendered to the Company.

2. Grant Bostrom’s total shares are scheduled to vest over a period of four years. In the event that Mr. Bostrom is terminated by the Company or chooses to leave his position, any shares that have not vested will be surrendered to the Company.

3. Mr. Beri is a consultant of the Company. His shares are scheduled to vest over a period of six months. In the event that Mr. Beri’s services are no longer needed by the Company, shares that have not vested shall be surrendered to the Company.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

The Company has issued the shares listed in “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS” to certain officers, employees and consultants in exchange for cash and services. During January 2020, the Company has issued 4,350,000 Super Voting Common Stock shares to the officers and directors listed above in exchange for proceeds amounting to $435. Prior to that, 5,000,000 Super Voting Common Stock shares were issued to the officers and directors listed above in exchange for $500.

As of December 31, 2019, the Company has recorded liability of $31,000 payable to the founders for certain offering expenses paid during the period then ended. The payables do not have a written agreement and are not interest bearing.

Entry into Letter of Intent with Hello Bar

The Company has entered into a Letter of Intent with Hello Bar LLC, an entity that is controlled and owned by our COO.  Although this is not an arms' length transaction it is the intention of the Company to acquire Hello Bar for a discount to Hello Bar's current fair market value.  It is the intention of the Company to obtain a third-party valuation prior to finalizing an agreement.  The Company will pay below that valuation for Hello Bar.  By acquiring Hello Bar, the Company will immediately provide its investors the opportunity to earn dividends and own a software asset that is worth more than the acquisition price.  It is intended that the Company will pay $4,8000,000 for the assets of Hello Bar as outlined in the Letter of Intent.  The Company will pay this price, or a price it considers to be a discount to the 3rd party valuation, over a period of 24 months.  Paying over a period of 24 months will enable the Company to pay for the acquisition, in part, by money generated from Hello Bar.  Hello Bar was founded in 2011, is profitable and its revenue has grown over 100 percent in the last fifteen months.

In exchange for 140,000 shares of Super Voting Common Stock, Amit Raj Beri is providing advisory services to the Company related to formation, structure, and this Offering. The agreement between Mr. Beri and the Company is provided as an exhibit.

SECURITIES BEING OFFERED

The Company is offering Shares of its Voting Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Voting Common Stock shareholder shall not be entitled to vote. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Voting Common Stock issued pursuant to this Offering Circular have limited voting rights, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

There is one other class of stock in the Company as of the date of this Offering Circular which is Super Voting Common Stock. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Voting Common Stock if it chooses to do so.

The Super Voting Common Stock (which are not offered in this Offering Circular) are allowed 20 votes per share, whereas the Voting Common Stock (which is offered in this Offering Circular) have one vote per share. In every other respect, other than voting rights, the Super Voting Common and Voting Common Stock are identical.

Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation.

While not guaranteed, the Company intends to pay dividends after the end of twelve (12) calendar months after the Offering’s final closing in the 2020 calendar year. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company. The Company anticipates that the amount set aside out of company profits will be twenty-five percent (25%) of net profits.  Additionally, until the Company fully pays stockholders back the full invested capital, each investor will receive a dividend greater than his ownership percentage. Specifically, sixty-five percent (65%) of all net profits after funds are set aside (currently anticipated to be twenty-five percent (25%)) will be divided among all Voting Common Stock shareholders, with the remaining thirty-five percent (35%) being divided among the Super Commons Stock shareholders. After the Company fully pays stockholders back the fully invested capital, all dividends will be equal to the percentage owned by each stockholder (after funds are set aside) The Board of Directors reserves the right, in its full discretion, to adjust this arrangement should it reasonably believe that this arrangement is limited the company’s ability to grow. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

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The minimum subscription that will be accepted from an investor is One Thousand Dollars ($1,000) (the "Minimum Subscription"). A subscription for $1,000.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There is a right of first refusal attached to the Voting Common Stock in this Offering. Aside from this restriction, there are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Voting Common Stock, provisions discriminating against any existing or prospective holder of the Voting Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Voting Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Voting Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular. There are no restrictions on alienability other than the right of first refusal.

The right of first refusal is defined in the Company’s Bylaws as follows:

Restrictions on Transfers of Shares. Until the Voting Common Stock of the corporation is listed on an exchange and is made available for trading, no stockholder shall sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

(a)

If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(b)

For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

(c)

In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(d)

In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this Section provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

(e)	Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section:

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(i)

A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

(ii)

A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Section.

(iii)	A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iv)

A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(v)	A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(vi)

A transfer by a stockholder which is limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Voting Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Voting Common Stock except in accordance with this Section.

(f)

The provisions of this Section may be waived with respect to any transfer either by the corporation, upon duly authorized action of the Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Section may be amended or repealed only upon the express vote or written consent of the owners of a majority of the voting power of each outstanding class of voting securities of the corporation or by the duly authorized action of the Board of Directors.

(g)

Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

(h)

The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934. These provisions of this Section shall also not apply to the corporation’s securities that are sold or granted to shareholders in any private placement or securities prior to the date securities of the corporation are first offered to the public pursuant to a Regulation A offering qualified by the United States Securities and Exchange Commission.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Alan T. Schiffman, CPA, PC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Voting Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

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Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

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The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold to either Accredited investors or only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such non-accredited person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Voting Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Voting Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 13, 2020. This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Legion Works, Inc.,

April 13, 2020	By:	/s/ Ryan Bettencourt
Ryan Bettencourt
Chief Executive Officer, Chief Financial Officer, and Director

April 13, 2020	By:	/s/ Michael Kamo
Michael Kamo
Chief Operating Officer and Chairman of the Board of Directors

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Legion Works, Inc.,

April 13, 2020	By:	/s/ Ryan Bettencourt
Ryan Bettencourt
Chief Executive Officer, Chief Financial Officer, and Director

April 13, 2020	By:	/s/ Michael Kamo
Michael Kamo
Chief Operating Officer and Chairman of the Board of Directors

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FINANCIAL STATEMENTS

Legion Works, Inc.

(a Delaware corporation)

Audited Financial Statements for the Year Ended December 31, 2019

F-1

Alan T. Schiffman, CPA, PC

Financial Strategists Business Consultants

1166 Dimock Lane Naples, FL 34110

Telephone 239-595-0314; Fax 239-594-7984

Email: ats@naplescpa.net Website: alantschiffman.com

Independent Auditor’s Report

To the Board of Directors of

Legion Works, Inc

La Jolla, California

Report on the Financial Statements

We have audited the accompanying financial statements of Legion Works, Inc. which comprise the balance sheet as of December 31, 2019 and the related statements of Operations, Shareholders’ Equity and cash flows for the period from inception (November 20, 2019) through December 31, 2019 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legion Works, Inc. as of December 31, 2019, and the results of its operations and its cash flows for the period from inception (November 20, 2019) through December 31, 2019 in accordance with U.S. generally accepted accounting principles.

Alan T. Schiffman, CPA, PC

Naples, Florida

January 18, 2020

F-2

Legion Works, Inc.
Balance Sheet
December 31, 2019

ASSETS

Assets:
Cash	$500
Deferred Syndication Expenses	31,000
Total Assets	$31,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Related Party Payable	31,000

Total Liabilities	$31,000

Stockholders’ Equity:
Super Voting Common Stock: $0.0001 Par Value; 100,000,000 Shares Authorized; 5,000,000 Shares Issued and Outstanding	500
Additional Paid-in Capital	-
Retained Earnings	-
Total Stockholders’ Equity	500

Total Liabilities and Stockholders’ Equity	$31,500

F-3

Legion Works, Inc.
Statement of Operations and Comprehensive Loss
Year Ended December 31, 2019

Income:	$-

Expenses:
General and Administrative Expenses	0

Net Loss from Operations	0

Net Loss Prior to Provision for Income Taxes	0

Provision for Income Taxes	-

Net Loss	-

Other Comprehensive Income	-

Comprehensive Loss	$-

F-4

Legion Works, Inc.
Statement of Operations and Comprehensive Income
Year Ended December 31, 2019

Income:	$-

Expenses:
General and Administrative Expenses	0

Net Loss from Operations	0

Net Loss Prior to Provision for Income Taxes	0

Provision for Income Taxes	-

Net Income	-

Other Comprehensive Income	-

Comprehensive Loss	$-

F-5

Legion Works, Inc.
Statements of Changes in Stockholders’ Equity
Year Ended December 31, 2019

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at November 20, 2019	-	$-	$-	$-	$-

Issuance of Super Voting Common Stock to Related	5,000,000	500	-	-	500

Comprehensive Net Income	-	-	,-	-	-

Balance at December 31, 2019	5,000,000	$500	$-	$-	$500

F-6

Legion Works, Inc.

Statement of Cash Flows

Year Ended December 31, 2019

Cash Flow From Operating Activities:
Net income (loss)	$-
Adjustments to reconcile net income to cash provided by operating activities:

Changes in operating assets and liabilities
Increase/ (decrease) in operating liabilities
Decrease/ (increase) in operating assets

Net cash provided by (utilized in) operating activities

Investing Activities
Deferred syndication costs	$(31,000)
Capital expenditures - Organization expenses

Net cash (used in)/ provided by investing activities	$(31,000)

Financing Activities
Proceeds from issuance of common stock	$500
Proceeds from related party payable	$31,000

Net cash provided by (used in) financing activities	$31,500

Net (decrease)/increase in cash and cash equivalents	$500

Cash and cash equivalents, beginning of the period	$-

Cash and cash equivalents, end of period	$500

F-7

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Legion Works, Inc (the “Company”) was incorporated on November 20th, 2019 as a Delaware Corporation.

The Company’s corporate year-end will be December 31.

The Company is a newly organized software acquisition company incorporated as a Delaware corporation and located in San Diego, California. The Company was formed for the purpose of pro-actively sourcing SaaS (Software as a Service) businesses in markets the Company understands that are ripe for a tech-enabled venture to scale. The Company identifies markets with specific and known needs with recurring revenue and targets enterprises withing that market. The Company’s management enhances the target’s by providing expertise in tech, marketing, business development and operations to dramatically increase scale and profitability. The Company’s management team has had historic success sourcing, acquiring, growing and monetizing these types of companies and believes this experience makes the Company well suited to identify, source, negotiate and execute software company acquisitions with the ultimate goal of pursuing attractive risk-adjusted returns for our shareholders. The Company will seek business opportunities primarily in online software, including, but not limited to marketing and sales software tools and e-commerce software tools. The Company will be opportunistic in seeking acquisitions both in the United States and internationally.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Deferred Syndication Expenses

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted.

F-8

Fair Value Measurements

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management will evaluate this guidance and the impact it will have on the financial statements.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Software Revenue Recognition

The AICPA’s Accounting Standards Executive Committee (AcSEC), issued SOP 97-2, which provided guidance on when and how to recognize revenue from the sale, lease or licensing of computer software. It does not apply to the sale of products containing software that is incidental to the product being sold. Accordingly, the Company complies with the standards set forth therein as follows:

F-9

If the sale of computer software involves significant customization, modification or production, the transaction will be accounted for as a long term contract. In all other cases, revenue will be recognized when the following four conditions are met:

1. Persuasive evidence of an arrangement exists

2. Delivery has occurred

3. The Company’s price is fixed or determinable

4. Collectability of the selling price is probable

Income Taxes

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2019, there is no year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

F-10

NOTE 2 - RISKS AND UNCERTAINTIES

The Company generated no revenue for the period from inception through December 31, 2019. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate equity financing or fully commence operations. Failure to secure equity financing or fully commence operations could adversely affect the Company’s ability to achieve its business objective and the results of its operations.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - DEFERRED SYNDICATION EXPENSES

As of December 31, 2019, the Company has $31,000 in deferred syndication expenses that are related to this securities offering. The securities offering expenses are primarily comprised of legal and accounting expenses. The legal and accounting offering expenses are not expected to exceed $55,000.

NOTE 5 - RELATED PARTY TRANSACTIONS

Related Party Capital Contribution

As of December 31, 2019, an officer of the Company has contributed $500 to purchase super Voting Common Stock. (See Shareholder Equity below and in the Offering Memorandum)

Related Party Payables

As of December 31, 2019, the Company has recorded a Related Party Payable of $31,000, payable to the founders to pay Deferred syndication expenses in the amount of $31,000. The payable will be liquidated upon the successful raising of capital in the offering, without interest.

F-11

NOTE 6 - SHARHOLDER EQUITY

The Shareholders’ equity is comprised of two classes of common stock; Super Voting Common Stock and Common Stock Units more fully described below:

Super Voting Common Stock:

Super Voting Common Stock has a par value of $0.0001, has 100,000,000 shares authorized and 5,000,000 issued and outstanding as of December 31, 2019. Each shareholder shall have twenty votes (20) for each share held by such shareholder. Subsequent to December 31, 2019, 4,350,000 shares of Super Voting Common Stock have been issued to certain shareholders in exchange for cash and services.

Common Stock Units:

Each Common Stock Unit is comprised of (a) one common share, being sold at $0.50 per share, having no par value and (b) one-half of one common share purchase warrant to purchase one additional Common Share, being sold at $0.75 with an exercise price of $0.75 per common share, subject to customary adjustments over an 18-month period following the date of issuance of the warrant.

The Company is authorized to issue 57,000,000 Units through this Offering. (See discussion elsewhere in the Offering Memorandum).

NOTE 7 - FAIR VALUE MEASUREMENTS

Due to their short-term nature, the carrying values of cash, deferred syndication expenses and accounts payable approximate their fair values at December 31, 2019.

NOTE 8 - COMMITMENTS AND CONTINGENT LIABILITIES

Warrants

Pursuant to this Offering, the Company will issue warrants to purchase one-half common stock at a purchase price of $0.75 per share of common stock As of December 31, 2019, the Company has a remaining commitment with securities counsel to provide syndication related services in the amount of $25,000.

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2019, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 9 - SUBSEQUENT EVENTS

During January 2020, the Company has issued an additional 4,350,000 common stock shares to related parties in exchange for proceeds amounting to $435.

The Company has evaluated subsequent events through February 22, 2020, the date the financial statements were available to be issued, and there were no other events to report.

F-12

PART III: EXHIBITS

Index to Exhibits

Description	Item	Exhibit

Broker-Dealer Services Agreement with Dalmore Group, LLC	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12

54